EXHIBIT 4

Board of Governors of the Federal Reserve System
20th Street and Constitution Avenue, N.W.
Washington, DC 20551

August 24, 2010

Re:   Passivity Commitments in Connection with Investment in Sterling Financial Corporation

Dear Board of Governors:

Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Sterling Equity Investors, L.P., THL Equity Advisors VI, LLC, Thomas H. Lee Partners, L.P., and Thomas H. Lee Advisors, LLC (collectively, “we” or “THL”), will be investing in Sterling Financial Corporation (“Sterling”). In connection with our investment, we will not, without the prior approval of the Board of Governors of the Federal Reserve System (the “Board”) or its staff, directly or indirectly:

1.	Exercise or attempt to exercise a controlling influence over the management or policies of Sterling or any of its subsidiaries;

2.
Have or seek to have more than one representative of THL serve on the board of directors of Sterling or any of its subsidiaries, or more than one nonvoting observer at the meetings of the board of directors of Sterling or any of its subsidiaries;

3.
Permit any representative of THL who serves on the board of directors of Sterling or any of its subsidiaries to serve (i) as the chairman of the board of directors of Sterling or any of its subsidiaries, (ii) as the chairman of any committee of the board of directors of Sterling or any of its subsidiaries, (iii) as a member of any committee of the board of directors of Sterling or any of its subsidiaries if THL representative occupies more than 25 percent of the seats on the committee, or (iv) as a member of any committee of the board of directors of Sterling with authority to act on behalf of the full board of directors between formal meetings, with authority to oversee all of the committees of the board of directors, or with responsibility for internal audit;

4.	Have or seek to have any employee or representative of THL serve as an officer, agent, or employee of Sterling or any of its subsidiaries;

5.	Take any action that would cause Sterling or any of its subsidiaries to become a subsidiary of THL;

6.
Own, control, or hold with power to vote securities that (when aggregated with securities that the officers and directors of THL own, control, or hold with power to vote) represent 25 percent or more of any class of voting securities of Sterling or any of its subsidiaries;

7.
Own or control equity interests that would result in the combined voting and nonvoting equity interests of THL and its officers and directors to equal or exceed 25 percent of the total equity capital of Sterling or any of its subsidiaries, except that, if THL and its officers and directors own, hold, or have the power to vote less than 15 percent of the outstanding shares of any classes of voting securities of Sterling, THL and its officers and directors may own or control equity interests greater than 25 percent, but in no case more than 33.3 percent, of the total equity capital of Sterling or any of its subsidiaries;

8.	Propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or board of directors of Sterling or any of its subsidiaries;

9.
Enter into any agreement with Sterling or any of its subsidiaries that substantially limits the discretion of Sterling’s management over major policies and decisions, including, but not limited to, policies or decisions about employing and compensating executive officers; engaging in new business lines; raising additional debt or equity capital; merging or consolidating with another firm; or acquiring, selling, leasing, transferring, or disposing of material assets, subsidiaries, or other entities;

10.	Solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of Sterling or any of its subsidiaries;

11.
Dispose or threaten to dispose (explicitly or implicitly) of equity interests of Sterling or any of its subsidiaries in any manner as a condition or inducement of specific action or non-action by Sterling or any of its subsidiaries; or

12.
Enter into any other banking or nonbanking transactions with Sterling or any of its subsidiaries, except that THL may establish and maintain deposit accounts with Sterling, provided that the aggregate balance of all such deposit accounts does not exceed $500,000 and that the accounts are maintained on substantially the same terms as those prevailing for comparable accounts of persons unaffiliated with Sterling.

We also certify that:

13.	THL is not an affiliate of any other investor in the proposed transaction (individually, each an “Investor,” and, collectively, the “Investors”);

14.	THL has reached its decision to invest in Sterling independently from the other Investors;

15.	THL is not managed or advised by an investment manager or investment advisor who performs the same services for any other Investor;

16.
THL has not engaged and will not engage as part of a group consisting of substantially the same entities as the Investors, in substantially the same combination of interests, in any additional banking or nonbanking activities or business ventures in the United States without prior consultation with the Board;

17.
THL has not and will not enter into any agreements or understandings with any other Investor to act in concert for the purpose of exercising a controlling influence over Sterling or any of its subsidiaries, including, but not limited to, any agreements or understandings regarding the voting or transfer of shares of Sterling; and

18.
Any director representing THL will not collude or conspire with any other directors or shareholders of Sterling with respect to the exercise of any director’s voting rights.  Nothing in this commitment shall limit a director’s ability to exercise its legitimate duties/rights as a director of Sterling, including the ability to consult with other directors and shareholders as appropriate.

The terms used in these commitments have the same meanings as set forth in the Bank Holding Company Act of 1956, as amended (“BHC Act”), and the Board’s Regulation Y.  For purposes of these commitments, “Investor” includes any subsidiary or affiliate of the Investor.

Nothing in these commitments releases THL from compliance with the Change in Bank Control Act and the Board’s regulations thereunder for any subsequent acquisition or increase in the percentage ownership of any class of voting shares of Sterling.

We understand that these commitments constitute conditions imposed in writing in connection with the Board’s findings and decisions related to THL’s acquisition of no more than 24.9 percent of voting shares of Sterling, including a determination that no filing under the BHC Act is required for this transaction by THL and, as such, may be enforced in proceedings under applicable law.

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THOMAS H. LEE EQUITY FUND VI, L.P.

By: THL EQUITY ADVISORS VI, LLC,
its general partner
By: THOMAS H. LEE PARTNERS, L.P.,
its sole member
By: THOMAS H. LEE ADVISORS, LLC,
its general partner

By: _______________*___________________
Name:
Title:

THOMAS H. LEE PARALLEL FUND VI, L.P.

By: THL EQUITY ADVISORS VI, LLC
its general partner
By: THOMAS H. LEE PARTNERS, L.P.,
its sole member
By: THOMAS H. LEE ADVISORS, LLC,
its general partner

By: _______________*___________________
Name:
Title:

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

By: THL EQUITY ADVISORS VI, LLC
its general partner
By: THOMAS H. LEE PARTNERS, L.P.,
its sole member
By: THOMAS H. LEE ADVISORS, LLC,
its general partner

By: _______________*___________________
Name:
Title:

THL STERLING EQUITY INVESTORS, L.P.

By: THL EQUITY ADVISORS VI, LLC,
its general partner
By: THOMAS H. LEE PARTNERS, L.P.,
its sole member
By: THOMAS H. LEE ADVISORS, LLC,
its general partner

By: _______________*____________________
Name:
Title:

*By: __/s/ Anthony J. DiNovi_______________
Name: Anthony J. DiNovi
Title: Co-President

*By: __/s/ Scott M. Sperling_______________
Name: Scott M. Sperling
Title: Co-President

[Signature page to Passivity Commitments Letter]